Exhibit 99.2

Tyco Electronics Q2 2009 Earnings Call April 29, 2009

Forward-Looking Statement/ Non-GAAP Measures This presentation contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this presentation include statements addressing the following subjects: our future financial condition and operating results and our ability to consummate the sale of our Wireless Systems business. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as developments in the credit markets; conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; future goodwill impairment; competition and pricing pressure; fluctuations in foreign currency exchange rates; political, economic and military instability in countries outside the U.S.; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K/A for the fiscal year ended Sept. 26, 2008 and Quarterly Report on Form 10-Q for the quarterly period ended Dec. 26, 2008, as well as in Tyco Electronics’ Current Reports on Form 8-K and other reports filed by Tyco Electronics with the Securities and Exchange Commission. Where we have used non-GAAP financial measures, reconciliations to the most comparable GAAP measure is provided, along with a disclosure on the usefulness of the non-GAAP measure, in this presentation.

Q2 Summary Second quarter sales and adjusted operating income were in line with our expectations Adjusted EPS of $0.14 benefitted $0.07 from taxes versus guidance Business conditions remain challenging, although order rates appear to have stabilized Orders in our consumer markets showing improvement, industrial markets still declining Good progress on longer-term strategic initiatives Positioning the company for accelerated growth when markets improve Specialty Products Group established as a new segment to add focus to four high-potential businesses Re-sizing our cost structure Announced Wireless Systems sale, closed on sale of Battery business

Q2 Summary (Cont.) Strong cash flow generation Free cash flow of $382 million Reduced inventories by $326 million during the quarter Reduced capital spending approximately 40% from last year’s levels On track for free cash flow before restructuring of $800M+ in FY09 Capital structure solid $722M of cash $1.3B of liquidity available Wireless Systems sale proceeds and cash generation to be used to strengthen the balance sheet

Q2 Revenue Summary Electronic Components Consumer orders beginning to improve Industrial orders weakening further Network Solutions Reduced capital spending by customers Specialty Products Weakness in consumer-related markets Undersea Telecom Strong project execution Wireless Systems Increased program deployments ($ in Millions) Segment Q2 FY09 Q2 FY08 Actual Change Organic Change Electronic Components $ 1,280 $ 2,320 (45%) (41%) Network Solutions 402 517 (22%) (11%) Specialty Products 346 440 (21%) (19%) Undersea Telecom 309 272 14% 14% Wireless Systems 119 113 5% 10% Total $ 2,456 $ 3,662 (33%) (28%) Consumer vs. Industrial Consumer Markets $971 $1,864 (48%) (44%) Percent of Total 40% 51% Industrial Markets 1,485 1,798 (17%) (13%) Percent of Total 60% 49% Total $ 2,456 $ 3,662 (33%) (28%)

Q2 Revenue by Segment Electronic Components - Revenue $1,280 Million Network Solutions - Revenue $402 Million Automotive down 49% - lower OEM production in all regions, inventory reductions in the channel Computer down 37% - desktop weakness, inventory reductions in the channel Communications Equip. down 29% - comm. equipment down 22%, mobile phones down 42% Industrial down 37% - declines in industrial capital spending Distribution & Other down 31% - inventory reductions in the channel Energy down 8% - lower investment by utilities, especially in EMEA Service Providers down 8% - slowdown in network investment by large carriers Enterprise Networks down 22% - weak U.S. commercial construction, IT capital spending cuts Revenue changes are vs. prior year and are on an organic basis ($ in Millions) ($ in Millions) Distribution & Other $270 Consumer Elect. $27 Appliance $78 Industrial $73 Automotive $528 Comm. Equip. $159 Computer $145 Other $5 Service Providers $117 Enterprise Networks $93 Energy $187

Specialty Products - Revenue $346 Million Undersea Telecom - Revenue $309 Million Strong execution on contracts in Middle East, Africa and Southeast Asia Backlog at quarter-end of $1.1B Wireless Systems - Revenue $119 Million Q2 Revenue by Segment (cont.) Increased program deployments Backlog at quarter-end of $387M – up 19% versus first quarter Aerospace, Defense & Marine down 12% - inventory reductions in distribution channel, commercial aerospace weakness Touch Systems down 24% - weak retailer capital spending Medical up 4% - strength in ultrasound and patient monitoring devices Circuit Protection down 49% - weak demand and inventory reductions in mobile device markets ($ in Millions) Revenue changes are vs. prior year and are on an organic basis Circuit Protection $39 Aerospace Defense & Marine $161 Medical $64 Touch Systems $82

Q2 Financial Summary Goodwill Impairment Electronic Components $3,435 Specialty Products 112 $3,547 Impairment due to 35% YTD decline in consumer end markets Restructuring Two plant closures initiated Employee reductions Loss on sale of Battery business of ~$6 million Pre-separation Litigation $19 million related to two settled cases $116 million charge to reserve for remaining cases outstanding 2009 Adjusting Items ($ in Millions), except per share amounts Q2 FY09 Q2 FY08 Net Sales $ 2,456 $ 3,662 Actual Sales Change (33%) Organic Sales Change (28%) Operating (Loss)/ Income $ (3,802) $ 501 Goodwill Impairment 3,547 - Restructuring 196 26 Pre-Separation Litigation 135 23 Real Estate Gain - (36) Adj. Operating Income $ 76 $ 514 Operating Margin NM 13.7% Adjusted 3.1% 14.0% GAAP (Loss)/ Earnings Per Share $ (7.08) $ 0.62 Goodwill 6.60 - Restructuring 0.33 0.04 Pre-Separation Litigation 0.29 0.05 Real Estate Gain - (0.04) Adjusted EPS $ 0.14 $ 0.67

Q2 Operating Results $ 3,662 Mfg. Margin Reconciliation * 50% production reduction year on year Operating Expense Performance ~$80 million year-on-year reduction, excluding currency effects and prior year $36 million real estate gain Structural Cost Take Out Q2 2008 31% Volume (8)% Inventory Reduction (2)%* Cost Reductions 3% Q2 2009 24% * * Includes $36 million gain on sale of real estate Manufacturing $200 million SG&A $100 million Total $300 million Structural reductions on track ($ in Millions) Q2 FY09 % of Sales Q2 FY08 % of Sales Net Sales $2,456 $3,662 Gross Margin $440 18% $970 26% Includes: RD&E (143) -6% (157) -4% Mfg. Margin 583 24% 1,127 31% ($ in Millions) Operating Expenses Q2 FY09 Q2 FY08 Change RD&E $143 $157 $(14) SG&A 362 421* (59) Total $505 $578 $(73) Headcount Q2 FY09 Q4 FY08 Change Employees 75,000 96,000 (21,000)

Q2 Other Items Interest Expense Decrease due to lower debt levels versus prior year Other Income Relates to Tax Sharing Agreement Income Taxes on Adjusted Income Low level of taxable earnings will create volatility in effective tax rate Tax benefit in Q209 versus 30% guidance increased adjusted EPS by $0.07 ($ in Millions) Q2 FY09 Q2 FY08 Operating Income $(3,802) $501 Adj. Operating Inc. $76 $514 Interest Expense, net $(37) $(40) Other Income $3 $13 Income Taxes $594 $(171) Effective Tax Rate 15% 36% Adj. Income Taxes $25 $(159) Adj. Effective Tax Rate (60)% 33%

Q2 Free Cash Flow and Working Capital Q2 Free Cash Flow driven by: Working Capital improvement Days Sales Outstanding improvement Reduction of inventory levels $326 million reduction in Q2 6 day sequential improvement Expect ~$150 to $200 million reduction in Q3 Capital expenditures down ~40% Expect ~$400 million in 2009 Restructuring Q2 cash spending of $68 million Expect ~$300 million cash spending in 2009 Cash taxes impacted by lower earnings Expect Free Cash Flow before restructuring of ~$800 million in 2009 ($ in Millions) Q2 FY09 Q2 FY08 Cash from Operations $424 $(457) Capital Expenditures (95)  (157) Proceeds on Asset Sales 3 27 Class Action Settlement - 936 State of NY Letter of Credit Draw 50 - Free Cash Flow $382 $349 Restructuring Spend - Cash $68 $22 Cash Taxes $10 $118 A/R - $ $1,792 $2,806 Days Sales Outstanding 66 69 Inventory (ex. CIP) - $ $1,700 $2,194 Days on Hand 82 78 Accounts Payable - $ $901 $1,527 Days Outstanding 43 54

Q2 Liquidity and Debt Liquidity and use of cash: Solid liquidity position Retaining excess capital generated for flexibility in uncertain times No significant debt maturities until 2012 Committed to dividend levels for remainder of fiscal 2009 Wireless Systems divestiture net proceeds of ~$650 million will provide further liquidity * Cash >$500M plus available credit facility ** ** Calculated in accordance with terms of credit facility ($ in Millions) 1.5x Q2 FY09 Q2 FY08 Liquidity Summary Beginning Cash Balance $545 $922 Free Cash Flow 382 349 Debt Reduction (97) (106) Dividends (73) (66) Share Repurchase 0 (360) Other (35) 9 Ending Cash Balance $722 $748 Available Credit Facility $1,083 $843 Available Liquidity* $1,305 $1,091 Total Debt $2,915 $3,195 Credit Facility - Debt to EBITDA

Q3 Outlook ** Excludes Wireless Systems and assumes stable currency exchange rates Wireless Systems will be in Discontinued Operations in Q3 Q209 Sales of $119 million Q209 Adjusted Operating Income of $2 million Assumes organic sales decline of 30 to 33% year over year; sequential change of -1 to +4% Consumer markets improving sequentially, industrial markets down slightly sequentially Operating income affected by: Continued inventory reduction Undersea Telecom sales and income down sequentially Partial offset from additional cost savings Tax expense impacted by interest on Tax Sharing Agreement and low level of earnings Q3 Adjusted Operating Income, Adjusted Tax and Adjusted Earnings Per Share outlook exclude restructuring charges of $40 million or ~$0.06 per share ** * * See slide 7 in this presentation for reconciliation of non-GAAP measures ($ in Millions, except per share amounts) Q2 Actual Q3 Outlook Sales $2,456 $2,350 to $2,450 Operating Income $(3,802) $0 to $30 Restructuring $196 $40 Adj. Operating Inc. $76 $40 to $70 Interest Expense, net $37 $37 Other Income $3 $11 Adj. Tax (Inc)/ Exp ($25) $12 to $18 GAAP (Loss)/ Earnings Per Share $(7.08) $(0.05) to $0.00 Adj. EPS from Continuing Ops. $0.14 $0.01 to $0.06

Summary / Wrap-Up Economic environment remains weak, but seeing some signs of stabilization/ improvement, especially in automotive Positioning for accelerated sales and profit growth when markets improve Good progress on cost and inventory reduction actions Strong cash flow in Q2; on track to achieve ~$800 million for FY09 Solid capital structure that will strengthen with Wireless Systems sale closure

Q & A

Appendix

Non-GAAP Measures “Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Income Tax Benefit (Expense),” “Adjusted Effective Tax Rate,” “Adjusted (Loss) Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results. “Organic Sales Growth” is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures. Organic Sales Growth is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity. It is also a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s sales. This limitation is best addressed by using organic sales growth in combination with the GAAP numbers. See the accompanying tables to this presentation for the reconciliation presenting the components of Organic Sales Growth. The company has presented its operating income before unusual items including charges related to legal settlements and reserves, restructuring charges, impairment charges and other income or charges (“Adjusted Operating Income”). The company utilizes Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It is also a significant component in the company’s incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it better reflects the company’s underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges related to litigation settlements and reserves, restructuring charges, impairment charges and other income or charges that may mask the underlying operating results and/or business trends. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. The company has presented its operating margin before unusual items including charges related to legal settlements and reserves, restructuring charges and other income or charges (“Adjusted Operating Margin”). The company presents and forecasts its Adjusted Operating Margin before unusual items to give investors a perspective on the underlying business results. Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the company’s financial statements, it is difficult to include the impact of those items in the forecast. The company has presented income tax benefit (expense) after adjusting for the tax effect of unusual items including charges related to restructuring, impairment and other income or charges (“Adjusted Income Tax Benefit (Expense)”). The company presents Adjusted Income Tax Benefit (Expense) to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted (Loss) Income from Continuing Operations (as defined below). The difference between Adjusted Income Tax Benefit (Expense) and income tax benefit (expense) (the most comparable GAAP measure) is the tax effect of adjusting items. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax benefit (expense). This limitation is best addressed by using Adjusted Income Tax Benefit (Expense) in combination with income tax benefit (expense) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The company has presented effective income tax rate after adjusting for the tax effect of unusual items including charges related to restructuring, impairment and other income or charges (“Adjusted Effective Tax Rate”). The company presents Adjusted Effective Tax Rate to provide investors further information regarding the tax rate effects of adjustments used in determining the non-GAAP financial measure Adjusted (Loss) Income from Continuing Operations (as defined below). The difference between Adjusted Effective Tax Rate and effective income tax rate (the most comparable GAAP measure) is the tax rate effect of the adjusting items. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the effective income tax rate. This limitation is best addressed by using Adjusted Effective Tax Rate in combination with effective income tax rate in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

Non-GAAP Measures (cont.) The company has presented (loss) income from continuing operations before unusual items including charges related to legal settlements and reserves, restructuring charges, impairment charges, tax sharing income related to the adoption of FIN 48, other income or charges and, if applicable, related tax effects (“Adjusted (Loss) Income from Continuing Operations”). The company presents Adjusted (Loss) Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. Adjusted (Loss) Income from Continuing Operations provides additional information regarding the company’s underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted (Loss) Income from Continuing Operations and (loss) income from continuing operations (the most comparable GAAP measure) consists of the impact of charges related to litigation settlements and reserves, restructuring charges, impairment charges, other income or charges and related tax effects. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported results. This limitation is best addressed by using Adjusted (Loss) Income from Continuing Operations in combination with (loss) income from continuing operations (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The company has presented adjusted diluted earnings per share, which is earnings per share from continuing operations before unusual items, including charges related to legal settlements and reserves, restructuring charges, impairment charges, tax sharing income related to the adoption of FIN 48 and other income or charges (“Adjusted Earnings Per Share”). The company presents Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of unusual items, which may recur occasionally, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted Earnings Per Share in combination with earnings per share (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. “Free Cash Flow” (FCF) is a useful measure of the company’s cash generation which is free from any significant existing obligation. The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. The difference reflects the impact from: net capital expenditures, voluntary pension contributions, and cash impact of unusual items. Net capital expenditures are subtracted because they represent long-term commitments. Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. The company forecasts its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any future such contributions. In addition, the company’s forecast excludes the cash impact of unusual items because the company cannot predict the amount and timing of such items. The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company's programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers. FCF as presented herein may not be comparable to similarly-titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this presentation that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company's total cash and cash equivalents for the period. See the accompanying tables to this presentation for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

Net Sales Growth Reconciliation

	Change in Net Sales for the Quarter Ended March 27, 2009 versus Net Sales for the Quarter Ended March 28, 2008					Percentage of Segment's Total Net Sales for the Quarter Ended March 27, 2009
	Organic [1]		Translation [2]	Total		
			($ in millions)			
Electronic Components [3]:						
Automotive	$ (556)	(48.5) %	$ (62)	$ (618)	(53.9) %	41 %
Communications	(67)	(28.9)	(5)	(72)	(31.2)	13
Computer	(86)	(36.7)	(2)	(88)	(37.8)	11
Industrial	(46)	(36.9)	(7)	(53)	(42.1)	6
Appliance	(49)	(37.2)	(4)	(53)	(40.5)	6
Consumer Electronics	(17)	(39.8)	1	(16)	(37.2)	2
Other	(129)	(31.3)	(11)	(140)	(34.1)	21
Total	(950)	(40.9)	(90)	(1,040)	(44.8)	100 %
Network Solutions [3]:						
Energy	(19)	(8.1)	(27)	(46)	(19.7)	47
Service Providers	(11)	(7.7)	(18)	(29)	(19.9)	29
Enterprise Networks	(29)	(22.4)	(11)	(40)	(30.1)	23
Other	-	15.8	-	-	-	1
Total	(59)	(11.4)	(56)	(115)	(22.2)	100 %
Specialty Products [3]:						
Aerospace, Defense, and Marine	(23)	(12.3)	(6)	(29)	(15.3)	48
Touch Systems	(26)	(24.1)	(4)	(30)	(26.8)	23
Medical	3	4.2	(1)	2	3.2	18
Circuit Protection	(37)	(48.7)	-	(37)	(48.7)	11
Total	(83)	(18.9)	(11)	(94)	(21.4)	100 %
Undersea Telecommunications	38	14.0	(1)	37	13.6	
Wireless Systems	10	9.6	(4)	6	5.3	
Total	$ (1,044)	(28.4) %	$ (162)	$ (1,206)	(32.9) %	

[1] Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this presentation.
[2] Represents the change in net sales resulting from changes in foreign currency exchange rates.
[3] Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

Tyco Electronics
page 18 / April 29, 2009

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended March 27, 2009 Restructuring Pre-Separation and Other Impairment of Litigation Adjusted US GAAP Charges, Net (1) Goodwill (2) Charges, Net (3) (Non-GAAP) (4) (Loss) Income from Operations: Electronic Components (3,653) $ 166 $ 3,435 $ - $ (52) $ Network Solutions 22 7 - - 29 Specialty Products (82) 11 112 - 41 Undersea Telecommunications 55 1 - - 56 Wireless Systems (9) 11 - - 2 Pre-Separation litigation charges, net (135) - - 135 - Total (3,802) $ 196 $ 3,547 $ 135 $ 76 $ Operating Margin -154.8% 3.1% Income Tax Benefit (Expense) 15.5% (59.5)% Effective Tax Rate 594 $ (46) $ (523) $ - $ 25 $ (Loss) Income from Continuing Operations (3,243) $ 150 $ 3,024 $ 135 $ 66 $ Diluted (Loss) Earnings per Share from Continuing Operations (7.08) $ 0.33 $ 6.60 $ 0.29 $ 0.14 $ (3) Consists of $135 million of costs related to pre-Separation securities litigation recorded in pre-Separation litigation charges, net. (4) See description of non-GAAP measures contained in this presentation. Adjustments ($ in millions, except per share data) (1) Includes $198 million recorded in restructuring and other charges, net and a $2 million credit recorded in cost of sales. (2) Includes $3,547 million recorded in impairment of goodwill.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended March 28, 2008 Restructuring and Other Other Items, Adjusted US GAAP Charges, Net (1) Net (2) (Non-GAAP) (3) Income from Operations: Electronic Components 342 $ 15 $ (36) $ 321 $ Network Solutions 53 9 - 62 Specialty Products 77 - - 77 Undersea Telecommunications 39 2 - 41 Wireless Systems 13 - - 13 Pre-Separation litigation charges, net (23) - 23 - Total 501 $ 26 $ (13) $ 514 $ Operating Margin 13.7% 14.0% Income Tax (Expense) Benefit (171) (159) Effective Tax Rate 36.1% (8) $ 20 $ 32.6% Income from Continuing Operations 302 $ 18 $ 7 $ 327 $ Diluted Earnings per Share from Continuing Operations 0.62 $ 0.04 $ 0.01 $ 0.67 $ (3) See description of non-GAAP measures contained in this presentation. ($ in millions, except per share data) Adjustments (1) Includes $25 million recorded in restructuring and other charges, net and $1 million recorded in cost of sales. (2) Consists of a $36 million gain on the sale of real estate recorded in selling, general, and administrative expenses and $23 million of costs related to the settlement of pre-Separation securities litigation recorded in pre-Separation litigation charges, net. $ $